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                                                                    EXHIBIT 23.2

                                                                            LOGO
(LOGO)
         Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

     We hereby consent to the use of our opinion letter dated January 16,1998 to the Board of Directors of Fidelity National Financial, Inc. included as Appendix B to the Joint Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Granite Acquisition Corp., a wholly owned subsidiary of Fidelity National Financial, Inc. with and into Granite Financial, Inc. and to the references to our firm and to such opinion in such Joint Proxy Statement under the captions "Summary-Opinions of Financial Advisors-Fidelity", "The Merger-Background of the Merger" and "Opinions of Financial Advisors-Opinion of Merrill Lynch".

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

January 15, 1998